GOLUB CAPITAL BDC, INC. INVESTOR PRESENTATION QUARTER ENDED DECEMBER 31, 2020

Disclaimer Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies including our and their ability to achieve our and their respective objectives as a result of the coronavirus ("COVID-19") pandemic ; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments and the effect of the COVID-19 pandemic on the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, including the COVID-19 pandemic; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of the COVID-19 pandemic; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. 2

Summary of Financial Results vs. Preliminary Estimates 01

Summary of Financial Results vs. Preliminary Estimates

	FQ1 2021 Actual	FQ1 2021 Preliminary Estimate Range (Filed January 20, 2021)	
Net Investment Income Per Share			
Net investment income per share	$0.23	$0.22	$0.23
Amortization of purchase premium per share[1]	0.06	0.05	0.06
Adjusted net investment income per share[2] (A)	$0.29	$0.27	$0.29
Net Realized/Unrealized Gain (Loss) Per Share			
Net realized/unrealized gain (loss) per share	$0.33	$0.29	$0.36
Reversal of unrealized loss resulting from purchase price premium amortization per share[1]	(0.06)	(0.05)	(0.06)
Adjusted net realized/unrealized gain (loss) per share[2] (B)	$0.27	$0.24	$0.30
Earnings Per Share			
Earnings (loss) per share	$0.56	$0.51	$0.59
Adjusted earnings (loss) per share[2] (A) + (B)	$0.56	$0.51	$0.59
Net Asset Value Per Share	$14.60	$14.55	$14.63

1. On September 16, 2019, Golub Capital BDC, Inc. ("we", "us", "our", the "Company" or "GBDC") completed the acquisition of Golub Capital Investment Corporation ("GCIC"). Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired.
2. Due to the purchase accounting for the GCIC acquisition, as a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further description on the non-GAAP financial measures.

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GBDC Performance Drivers 02

GBDC’s Strong FQ1 2021 Earnings Were Driven by a Continuation of Themes from FQ4 2020 6  Improved internal performance ratings1  Decline in non-accruals2  Low net realized losses3  Solid net unrealized gains, reversing a portion of FQ2 2020 unrealized losses3 Key Themes from FQ1 2021 Impact on GBDC  GBDC portfolio companies generally continue to perform well, despite an economy that remained COVID-impacted  Private equity sponsors generally have continued to step up to support their portfolio companies 1. Please see page titled, “Improved Borrower Performance and Increased Sponsor Support Continue to Drive Positive Trends in GBDC’s Risk Ratings”. 2. Please see page titled, “Portfolio Highlights – Credit Quality”. 3. Please see page titled, “Low Net Realized Losses and Strong Unrealized Gains Drove a NAV Per Share Increase from September 30, 2020”.

Improved Borrower Performance and Increased Sponsor Support Continue to Drive Positive Trends in GBDC’s Risk Ratings 7 Internal Performance Rating Migration % of Portfolio at Fair Value 2.0% 2.0% 1.7% 1.4% 1.1% 7.2% 26.5% 22.3% 19.7% 17.9% 90.8% 71.5% 76.0% 78.9% 81.0% December 31, 2019 March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 Internal Performance Ratings 4-5 (Performing At or Above Expectations) Internal Performance Rating 3 (Performing Below Expectations) Internal Performance Ratings 1 and 2 (Performing Materially Below Expectations) +19.3% − Steady upward portfolio migration into internal performance ratings 4-5 since the quarter ended March 31, 2020 as borrowers continued to perform well − Investments at fair value with internal performance ratings 1-2 continued to decline since the quarter ended March 31, 2020 -1.8%-2.6% -4.2%

$14.33 $14.60 $0.23 $0.06 $0.34 ($0.29) ($0.01) ($0.06) 9/30/20 NAV Net Investment Income Reversal of Amortization of Purchase Premium² FQ1 2021 Dividend Net Realized Loss on Investments Net Change in Unrealized Appreciation on Investments Net Reversal of Realized/ Unrealized Loss Resulting from the Purchase Premium² 12/31/20 NAV Note: Footnotes located in the Endnotes at the end of this presentation. Low Net Realized Losses and Strong Unrealized Gains Drove a NAV Per Share Increase from September 30, 2020 8 NAV Per Share Bridge Adjusted NII: $0.291 Adjusted Net Realized & Unrealized Gain: $0.271

Summary of Financial Results for the Quarter Ended December 31, 2020 03

Summary of Quarterly Results

	FY 2020				FY 2021
	FQ1 2020	FQ2 2020	FQ3 2020	FQ4 2020	FQ1 2021
Net Investment Income Per Share					
Net investment income per share	$0.24	$0.24	$0.23	$0.23	$0.23
Amortization of purchase premium per share[1]	0.09	0.09	0.05	0.05	0.06
Adjusted net investment income per share[2] (A)	$0.33	$0.33	$0.28	$0.28	$0.29
Net Realized/Unrealized Gain (Loss) Per Share					
Net realized/unrealized gain (loss) per share	$0.11	($1.95)	$0.71	$0.34	$0.33
Net reversal of realized/unrealized loss resulting from the purchase premium per share	(0.09)	(0.09)	(0.05)	(0.05)	(0.06)
Adjusted net realized/unrealized gain (loss) per share[2] (B)	$0.02	($2.04)	$0.66	$0.29	$0.27
Earnings (Loss) Per Share					
Earnings (loss) per share[3]	$0.34	($1.66)	$0.93	$0.57	$0.56
Retroactive adjustment to per share data resulting from the rights offering[3]	0.01	(0.05)	0.01	-	-
Adjusted earnings (loss) per share[2] (A) + (B)	$0.35	($1.71)	$0.94	$0.57	$0.56
Net Asset Value Per Share	**$16.66**	**$14.62**	**$14.05**	**$14.33**	**$14.60**
Distributions paid per share[4]	$0.46	$0.33	$0.29	$0.29	$0.29

1. Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired.
2. Due to the purchase accounting for the GCIC acquisition and the retroactive adjustment to the weighted average share calculation to recognize the bonus element associated with the rights offering, as a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further description on the non-GAAP financial measures.
3. The weighted average shares of the Company's common stock outstanding used in computing basic and diluted earnings per share for periods ending on or before June 30, 2020 have been adjusted retroactively by a factor of approximately 1.03% to recognize the bonus element associated with rights to acquire shares of the Company's common stock that were issued to stockholders of record as of April 8, 2020.
4. Includes a special distribution of $0.13 per share in Q1 2020.

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Portfolio Highlights – New Originations

New Originations Data and Net Funds Growth

- Total investments at fair value increased by approximately 6.3%, or $269.0 million, during the quarter ended December 31, 2020.
- As of December 31, 2020, we had $43.5 million of undrawn revolver commitments to portfolio companies.

	FY2020				FY2021
Select Portfolio Funds Roll Data (in millions)	**FQ1 2020**	**FQ2 2020**	**FQ3 2020**	**FQ4 2020**	**FQ1 2021**
New Investment Commitments	$271.1	$167.0	$15.7	$141.2	$526.8
Exits and Sales of Investments	154.3	290.9	88.4	172.4	278.7
Net Funds Growth[1]	155.4	(238.1)	40.2	(12.2)	269.0
Asset Mix of New Investments					
Senior Secured	4%	33%	1%	27%	22%
One Stop	95%	66%	98%	71%	75%
Junior Debt[2]	0%*	0%	0%	0%	2%
Equity and Other Investments	1%	1%	1%	2%	1%
Portfolio Rotation – Debt Investments					
Weighted average rate on new investments[3]	7.4%	7.1%	7.5%	7.6%	7.1%
Weighted average spread over LIBOR of new floating rate investments	5.6%	5.2%	6.3%	6.5%	6.1%
Weighted average interest rate on investments that paid-off	7.8%	7.7%	6.1%	7.3%	7.1%
Weighted average fees on new investments	1.4%	1.1%	0.4%	1.9%	1.3%

* Represents an amount less than 1.0%.

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
2. Junior debt is comprised of subordinated debt and second lien loans.
3. Weighted Average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a London Interbank Offered Rate "LIBOR" or Prime rate option, the contractual rate is calculated using current LIBOR at the time of funding, the spread over LIBOR and the impact of any LIBOR floor. For variable rate loans that only have a Prime rate option, the contractual rate is calculated using current Prime at the time of funding, the spread over Prime and the impact of any Prime floor. For fixed rate loans, the contract rate is the stated fixed rate.

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Portfolio Highlights – Portfolio Diversity as of December 31, 2020

	FY 2020				FY 2021
Investment Portfolio Statistics	**FQ1 2020**	**FQ2 2020**	**FQ3 2020**	**FQ4 2020**	**FQ1 2021**
Investments in Portfolio Companies at Fair Value (000s)	$4,329,238	$4,210,215	$4,250,370	$4,238,210	$4,507,218
Investments in Senior Loan Funds[1,2] at Fair Value (000s)	119,078	-	-	-	-
Total Fair Value of Investments (000s)	$4,448,316	$4,210,215	$4,250,370	$4,238,210	$4,507,218
Number of Portfolio Company Investments[3]	250	257	254	254	253
Average Investment Size[3,4]	0.4%	0.4%	0.4%	0.4%	0.4%
Asset Mix of Investment Portfolio					
Senior Secured	12%	15%	14%	15%	16%
One Stop	83%	82%	83%	82%	81%
Junior Debt[5]	0%*	1%	1%	1%	1%
Equity	2%	2%	2%	2%	2%
Investments in SLFs	3%	0%	0%	0%	0%

* Represents an amount less than 1.0%.

1. Includes investments in Senior Loan Fund LLC ("GBDC SLF") and GCIC Senior Loan Fund LLC ("GCIC SLF" and together with GBDC SLF, the "SLFs").
2. On January 1, 2020, we purchased the remaining 12.5% of the LLC equity interests in the SLFs from our minority interest partners at a price equal to the net asset value of such interests. As a result, the assets and liabilities of the SLFs were consolidated into GBDC's financial statements as wholly-owned subsidiaries beginning in Q2 2020.
3. Excludes investments in the SLFs for periods ending on or before January 1, 2020.
4. As a percentage of investments in portfolio companies at fair value.
5. Junior debt is comprised of subordinated debt and second lien loans.

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Portfolio Highlights – Portfolio Diversity as of December 31, 2020 13 * Represents an amount less than 0.5%. 1. Junior debt is comprised of subordinated debt and second lien loans. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The ten largest industries represented as a percentage of the portfolio at fair value are labeled. Portfolio Composition by Seniority Diversification by Obligor 16% 81% 1% 2% Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior 97% First Lien Top 25 Investments 33% Remaining 228 Investments 67% Top 10 Investments 17% Avg Size <0.4% Portfolio Composition by Interest Rate Type on Loans2 Floating, 100% Fixed, 0%* Diversification by Industry3 Investment Portfolio $4,507mm // 253 Investments – Average Size <0.4% Software 23% Healthcare Providers & Services 14% IT Services 8% Specialty Retail 7%Health Care Tech 4% Hotels, Restaurants and Leisure 4% Healthcare Equipment and Supplies 4% Food and Staples Retailing 3% Commercial Services and Supplies 3% Insurance 3%

1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Investment income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 14 Economic Analysis Portfolio Highlights – Economic Analysis 9.2% 9.2% 8.8% 8.4% 8.2% 8.1% 7.8% 7.9%8.8% 8.6% 8.4% 8.0% 7.8% 7.7% 7.4% 7.4% 5.0% 5.0% 4.8% 4.5% 4.5% 4.9% 5.1% 5.0% 4.2% 4.2% 4.0% 3.9% 3.7% 3.2% 2.7% 2.9% 2.6% 2.3% 2.1% 1.9% 1.5% 0.3% 0.2% 0.2% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% F Q 2 2 0 1 9 F Q 3 2 0 1 9 F Q 4 2 0 1 9 F Q 1 2 0 2 0 F Q 2 2 0 2 0 F Q 3 2 0 2 0 F Q 4 2 0 2 0 F Q 1 2 0 2 1 Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month London Interbank Offered Rate ("LIBOR")

Portfolio Highlights – Credit Quality 15 Credit Quality – Investment Portfolio − Non-accrual investments at December 31, 2020 as a percentage of total investments at cost and fair value declined to 1.6% and 1.2%, respectively, comparable to pre-COVID levels. During the quarter ended December 31, 2020, the number of non-accrual investments decreased to seven investments from nine investments as of September 30, 2020. FY 2020 FY 2021 Non-Accrual – Debt Investments FQ1 2020 FQ2 2020 FQ3 2020 FQ4 2020 FQ1 2021 Non-accrual investments at amortized cost (000s) $68,627 $102,189 $124,296 $102,262 $72,422 Non-accrual investments / total debt investments at amortized cost 1.6% 2.3% 2.8% 2.4% 1.6% Non-accrual investments at fair value (000s) $53,127 $66,188 $81,746 $69,315 $52,860 Non-accrual investments / total debt investments at fair value 1.3% 1.6% 2.0% 1.7% 1.2% Fair Value of Debt Investments Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q4 2020 Fair value of total debt investments as a percentage of principal (loans) 98.8% 93.0% 95.3% 96.3% 97.4%

Portfolio Highlights – Portfolio Ratings

Credit Quality – Investment Portfolio

- Due to continued improvement in borrower performance, the percentage of risk rated "3" investments decreased to 17.9% of the portfolio at fair value as of December 31, 2020 from 19.7% as of September 30, 2020.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End						At Quarter End
Rating	2015	2016	2017	2018	2019	2020	FQ1 2021
5	8.8%	5.7%	5.5%	6.4%	2.7%	6.1%	7.0%
4	84.9%	83.1%	81.8%	81.6%	88.2%	72.8%	74.0%
3	5.7%	10.6%	12.6%	11.0%	7.9%	19.7%	17.9%
2	0.6%	0.6%	0.0%*	1.0%	1.2%	1.4%	1.1%
1	0.0%*	0.0%*	0.1%	0.0%*	0.0%*	0.0%*	0.0%*
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Rating Definitions

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

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Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except per share data)	FY 2020 December 31, 2019 (unaudited)	FY 2020 March 31, 2020 (unaudited)	FY 2020 June 30, 2020 (unaudited)	FY 2020 September 30, 2020 (audited)	FY 2021 December 31, 2020 (unaudited)
Assets					
Investments, at fair value	$4,448,316	$4,210,215	$4,250,370	$4,238,210	$4,507,218
Cash, cash equivalents and foreign currencies	19,426	24,359	30,439	25,136	27,027
Restricted cash, cash equivalents and foreign currencies	113,797	94,785	89,654	159,294	244,138
Other assets	15,930	17,787	21,257	21,644	24,185
Total Assets	$4,597,469	$4,347,146	$4,391,720	$4,444,284	$4,802,568
Liabilities					
Debt	$2,264,823	$2,362,678	$2,008,572	$2,023,698	$2,332,563
Unamortized debt issuance costs	(5,430)	(6,137)	(4,597)	(5,896)	(10,822)
Other short-term borrowings	65,833	-	-	-	-
Interest payable	17,324	13,082	11,936	7,875	12,551
Management and incentive fee payable	20,896	18,500	17,518	17,347	17,330
Other liabilities	4,941	3,035	8,238	5,067	8,819
Total Liabilities	2,368,387	2,391,158	2,041,667	2,048,091	2,360,441
Total Net Assets	2,229,082	1,955,988	2,350,053	2,396,193	2,442,127
Total Liabilities and Net Assets	$4,597,469	$4,347,146	$4,391,720	$4,444,284	$4,802,568
Net Asset Value per Share	$16.66	$14.62	$14.05	$14.33	$14.60
GAAP leverage	1.06x	1.22x	0.86x	0.85x	0.96x
Regulatory leverage[1]	0.92x	1.07x	0.74x	0.76x	0.86x
Asset coverage[1,2]	208.7%	193.2%	235.8%	232.2%	216.0%
Number of shares of common stock outstanding	133,805,764	133,807,609	167,259,511	167,259,511	167,259,511

1. On September 13, 2011, the Company received exemptive relief from the SEC to permit the Company to exclude the debt of its small business investment company ("SBIC") subsidiaries from its asset coverage test. As such, asset coverage and regulatory leverage exclude the Small Business Administration ("SBA") debentures of the Company's SBICs.
2. Following stockholder approval of the application of the reduced asset coverage requirements available to business development companies to the Company, the minimum asset coverage ratio applicable to the Company decreased to 150% from 200% effective February 6, 2019.

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Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	For the three months ended FY 2020 December 31, 2019 (unaudited)	March 31, 2020 (unaudited)	June 30, 2020 (unaudited)	September 30, 2020 (unaudited)	FY 2021 December 31, 2020 (unaudited)
Investment Income					
Interest income	$88,290	$87,421	$80,100	$79,107	$82,209
GCIC acquisition purchase premium amortization	(11,837)	(12,600)	(7,558)	(7,925)	(9,230)
Dividend and fee income	2,154	303	668	831	1,067
Total Investment Income	78,607	75,124	73,210	72,013	74,046
Expenses					
Interest and other debt financing expenses	22,278	21,550	17,516	13,514	15,081
Base management fee	15,206	14,858	14,437	14,742	15,224
Incentive fee – net investment income	5,904	3,847	3,081	999	2,004
Incentive fee – capital gains	-	-	-	-	-
Other operating expenses	2,488	2,923	3,108	3,444	2,730
Total Expenses	45,876	43,178	38,142	32,699	35,039
Net Investment Income	32,731	31,946	35,068	39,314	39,007
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	2,501	(11,670)	(4,925)	(4,567)	(2,392)
Net unrealized appreciation (depreciation) on investments and foreign currency translation	(61)	(264,150)	104,423	51,961	48,515
Net unrealized appreciation (depreciation) from the GCIC acquisition purchase premium write-down	11,877	14,910	7,577	7,938	9,309
Net gain (loss) on investments and foreign currency	14,317	(260,910)	107,075	55,332	55,432
Net Increase (Decrease) in Net Assets Resulting from Operations	$47,048	($228,964)	$142,143	$94,646	$94,439
Per Share					
Net Investment Income Per Share	$0.24	$0.24	$0.23	$0.23	$0.23
Adjusted Net Investment Income Per Share[1]	$0.33	$0.33	$0.28	$0.28	$0.29
Earnings (Loss) Per Share[4]	$0.34	($1.66)	$0.93	$0.57	$0.56
Adjusted Earnings (Loss) Per Share[1]	$0.35	($1.71)	$0.94	$0.57	$0.56
Distributions Paid[2]	$0.46	$0.33	$0.29	$0.29	$0.29
Weighted average shares of common stock outstanding[3]	136,989,243	138,148,963	153,184,678	167,259,511	167,259,511

1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further details on non-GAAP financial measures.
2. Includes a special distribution of $0.13 per share for the three months ended December 31, 2019.
3. The weighted average shares of the Company's common stock outstanding used in computing basic and diluted earnings per share for periods ending on or before June 30, 2020 have been adjusted retroactively by a factor of approximately 1.03% to recognize the bonus element associated with rights to acquire shares of the Company's common stock that were issued to stockholders of record as of April 8, 2020.

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Financial Performance Highlights

Quarterly Return on Equity and Quarterly Distributions (Last 5 Years)



2.5% 1.8% 2.3% 1.9% 2.2% 2.4% 2.2% 2.3% 2.2% 2.4% 2.3% 1.6% 1.9% 1.9% 2.0% 2.2% 2.1% -10.5% 6.7% 4.0% 3.9%
$0.57
$0.40
$0.44
$0.46
$0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.33 $0.33 $0.29 $0.29 $0.29
FQ1'16 FQ2'16 FQ3'16 FQ4'16 FQ1'17 FQ2'17 FQ3'17 FQ4'17 FQ1'18 FQ2'18 FQ3'18 FQ4'18 FQ1'19 FQ2'19 FQ3'19 FQ4'19 FQ1'20 FQ2'20 FQ3'20 FQ4'20 FQ1'21
Regular Distribution
Special Distribution
Quarterly Return on Equity*

* The quarterly return on equity is calculated as the annualized return on average equity divided by four. The annualized return on average equity for the periods ended through FQ3 2019 are calculated as (a) the net increase in net assets resulting from operations (i.e. net income) for the period presented divided by (b) the daily average of total net assets, then (c) compounded over one year. The annualized return on average equity for quarters FQ4 2019 and after is calculated as (a) adjusted net income, as defined in the Endnotes at the end of this presentation, divided by (b) the daily average of total net assets, then (c) compounded over one year. Adjusted net income is a non-GAAP measure and the Company believes this non-GAAP measure is useful as it excludes the non-cash expense/loss from the purchase premium as further described in the Endnotes at the end of this presentation. These returns do not represent an actual return to any investor in the Company.

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Long History of Strong Shareholder Returns

Investors in GBDC's 2010 IPO have achieved a 9.8% IRR on NAV[1]


$32.64
$14.63
$0.58
$13.59
$3.87²
$14.60
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Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
NAV Per Share
Cumulative Regular Distributions Per Share
Incremental Value Per Share from GBDC Rights Offering Investment²
Cumulative Special Distributions Per Share

1. Internal rate of return ("IRR") on NAV is calculated using beginning of period NAV, distributions paid during the period, an incremental investment of $2.29 per share, or the GBDC Rights Offering subscription price of $9.17 per share divided by four (corresponding to the 1:4 issuance ratio in the GBDC Rights Offering, or the "GBDC Rights Offering Investment"), and ending period NAV, multiplied by 1.25x (corresponding to the 1:4 issuance ratio in the GBDC Rights Offering). Period beginning June 30, 2010 and ending December 31, 2020. GBDC made its initial public offering on April 15, 2010.
2. Calculated as (a) the sum of (i) NAV per share for the period presented plus (ii) cumulative regular and special distributions paid per share subsequent to the GBDC Rights Offering (b) divided by four to reflect additional shares purchased at the 1:4 issuance ratio in the GBDC Rights Offering.

Note: Amounts presented represent per share amounts for a hypothetical shareholder that purchased one share in GBDC's initial public offering ("IPO") on April 15, 2010 and subscribed for its pro rata rights through GBDC's rights offering, which closed on May 15, 2020 ("GBDC Rights Offering"). For illustrative purposes only; does not reflect the actual returns of a specific GBDC investor. Past performance does not guarantee future results.
Sources: SEC filings and Golub Capital analysis.

GOLUB CAPITAL

20

Liquidity and Investment Capacity 21 Cash and Cash Equivalents − Unrestricted cash and cash equivalents and foreign currencies totaled $27.0 million as of December 31, 2020. − Restricted cash, cash equivalents and foreign currencies totaled $244.1 million as of December 31, 2020. Restricted cash is held in our securitization vehicles, SBIC subsidiaries and our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities – Availability − Revolving Credit Facilities –As of December 31, 2020, subject to leverage and borrowing base restrictions, we had approximately $69.9 million of remaining commitments and $69.9 million of availability, in the aggregate, on our revolving credit facilities with Morgan Stanley and Wells Fargo. − SBIC Debentures – As of December 31, 2020, through our SBIC licensees, we had $55.5 million of unfunded debenture commitments available to be drawn, subject to customary SBA regulatory requirements. − GC Advisors Revolver – As of December 31, 2020, we had $100.0 million of remaining commitments and availability on our unsecured line of credit with GC Advisors. Debt Facility Amendments − On December 21, 2020, we amended the GCIC 2018 Debt Securitization to, among other things, refinance the $38.5 million of Class A-2 GCIC 2018 Notes, reducing the fixed interest rate from 4.665% to 2.498%. − On January 29, 2021, we amended our revolving credit facility with Morgan Stanley to, among other things, extend the reinvestment period through May 3, 2021, extend the maturity date through May 1, 2024, and decrease the maximum borrowing capacity from $325.0 million to $250.0 million.

Debt Capital Structure*

Key Funding Vehicles

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate[1]
Securitizations:						
2020 Debt Securitization	$ 189,000	$ 189,000	$ -	November 5, 2022	November 5, 2032	3 Month LIBOR + 2.44%
2018 Debt Securitization	408,200	408,200	-	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.64%
GCIC 2018 Debt Securitization	546,500	546,500	-	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.51%
Unsecured Notes:						
2024 Unsecured Notes	400,000	400,000	-	N/A	April 15, 2024	3.375%
Bank Facilities:						
Morgan Stanley Credit Facility[2]	325,000	279,528	45,472	February 1, 2021	February 1, 2024	1 Month LIBOR + 2.45%
Wells Fargo Credit Facility	300,000	275,556	24,444	March 20, 2021	March 21, 2024	1 Month LIBOR + 2.00%
GC Advisors Revolver	100,000	-	100,000	N/A	June 21, 2022	Applicable Federal Rate
SBA Debentures:						
GC SBIC V, L.P.	151,750	151,750	-	N/A	10-year maturity after drawn	3.2%
GC SBIC VI, L.P.	141,450	86,000	55,450	N/A	10-year maturity after drawn	2.3%

Debt Mix by Remaining Legal Tenor – Par Outstanding


3–5 years
43%
5+ years
57%

Debt Mix By Vehicle Type – Par Outstanding


Unsecured Notes
17%
SBA Debentures
10%
Bank Facilities
24%
Securitizations
49%

* Information is presented as of December 31, 2020.

1. Interest rate for securitizations represents the weighted average spread over 3 month LIBOR for the various tranches of issued notes, excluding tranches retained by the Company. The weighted average interest rate for the GCIC 2018 Debt Securitization excludes a $38.5 million note that has a fixed interest rate of 2.50%. For bank facilities, the interest rate represents the interest rate as stated in the applicable credit agreement. For SBA debentures, interest rates are fixed at various pooling dates and the interest rate presented represents the weighted average rate on all outstanding debentures for each licensee as of December 31, 2020.
2. On January 29, 2021, the reinvestment period was extended to May 3, 2021, the maturity date was extended to May 1, 2024 and the maximum commitment was reduced to $250.0 million.

GOLUB CAPITAL

22

Common Stock and Distribution Information 23 Common Stock Data1 Distribution Data Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) February 5, 2019 March 7, 2019 March 28, 2019 $0.32 Quarterly $19,335 May 7, 2019 June 7, 2019 June 28, 2019 $0.32 Quarterly $19,388 August 6, 2019 August 19, 2019 September 27, 2019 $0.32 Quarterly $19,429 November 22, 2019 December 12, 2019 December 30, 2019 $0.33 Quarterly $43,777 November 22, 2019 December 12, 2019 December 30, 2019 $0.13 Special $17,246 February 4, 2020 March 6, 2020 March 27, 2020 $0.33 Quarterly $44,156 April 9, 2020 June 9, 2020 June 29, 2020 $0.29 Quarterly $48,505 August 4, 2020 September 8, 2020 September 29, 2020 $0.29 Quarterly $48,505 November 20, 2020 December 11, 2020 December 30, 2020 $0.29 Quarterly $48,505 February 5, 2021 March 5, 2021 March 30, 2021 $0.29 Quarterly $48,5052 Fiscal Year Ending September 30, 2020 High Low End of Period First Quarter $18.56 $17.70 $18.45 Second Quarter $18.14 $9.55 $12.56 Third Quarter $12.65 $9.58 $11.65 Fourth Quarter $13.44 $11.31 $13.24 Fiscal Year Ending September 30, 2021 High Low End of Period First Quarter $14.15 $12.66 $14.14 1. Based on closing stock price on the Nasdaq Global Market Select. On May 15, 2020, we completed a transferable rights offering. The per share data shown has not been adjusted to account for the bonus element associated with the rights issued detailed in the Endnotes at the end of this presentation. 2. Estimated based on 167,259,511 of shares outstanding as of December 31, 2020.

Goals For Navigating Through COVID 24 Key Goals Update as of December 31, 2020 1. Proactively manage GBDC’s investment portfolio GBDC’s portfolio companies continued to perform well, and credit metrics have improved meaningfully  Performance ratings have improved with over 80% of loans performing at or better than expectations at underwriting  Non-accruals represent 1.2% of total debt investments at fair value, comparable to pre-COVID levels  Realized losses remained low at approximately 50 bps of portfolio at cost1 since COVID began  75% of unrealized losses from the March 2020 quarter have reversed 2. Optimize the balance sheet Increased liquidity and balance sheet flexibility  Reduced secured funding mix to ~73%2 and priced inaugural unsecured bond issuance at attractive pricing  GAAP leverage of slightly less than 1:1 debt-to-equity  Ample liquidity of over $3503 million in cash and borrowing capacity 3. Capitalize on attractive new investment opportunities Record new originations in FQ1, leveraging the competitive advantages of the broader Golub Capital platform 1. Calculated as the sum of net realized losses on investments from FQ2 2020 – FQ1 2021 divided by the portfolio at cost as of 12/31/2019. 2. Includes Debt Securitizations, Morgan Stanley and Wells Fargo Credit Facilities. % of par outstanding as of 12/31/20. 3. Calculated as Unrestricted cash and foreign currencies, restricted cash and foreign currencies, and undrawn commitments as of 12/31/2020.

Appendix: Endnotes A

1. On September 16, 2019, the Company completed its acquisition of GCIC. The merger was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by GBDC was allocated to the cost of the GCIC assets acquired by GBDC pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, GBDC recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired. On May 15, 2020, the Company completed a transferable rights offering, issuing 33,451,902 shares at a subscription price of $9.17 per share. In accordance with ASC 260 – Earnings Per Share, it was determined the Company’s rights offering contained a bonus element as the exercise price at issuance was less than the fair market value of the stock. In accordance with ASC 260, basic and diluted EPS are required to be adjusted retroactively for the bonus element for all periods ending on or before June 30, 2020 by applying an adjustment factor to weighted average shares outstanding. The adjustment factor that was calculated in accordance with ASC 260 was 1.03%. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided the following non-GAAP financial measures:  “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” - excludes the amortization of the purchase premium and the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under GBDC’s investment advisory agreement) from net investment income calculated in accordance with GAAP.  “Adjusted Net Realized and Unrealized Gain/(Loss)” and “Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” - excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss resulting from the amortization of the premium on loans or from the sale of equity investments from the determination of realized and unrealized gain/(loss) in accordance with GAAP.  “Adjusted Net Income” and “Adjusted Earnings/(Loss) Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss). “Adjusted Earnings/(Loss) Per Share” also excludes the impact of the retroactive adjustment to the weighted average shares calculation due to the rights offering and the resulting impact on earnings per share. The Company believes that excluding the financial impact of the purchase premium in the above non-GAAP financial measures is useful for investors as this is a non-cash expense/loss and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as a portion of such accrual is not contractually payable under the terms of either the Company’s current investment advisory agreement with GC Advisors, which was effective September 16, 2019, or its prior investment advisory agreement with GC Advisors, (each an, “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under either Investment Advisory Agreement. As of each of December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and September 30, 2019, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $0, and none was payable as a capital gain incentive fee pursuant to the current Investment Advisory Agreement as of December 31, 2019. Any payment due under the terms of the current Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid capital gain incentive fees in the amounts of $1.2 million and $1.6 million calculated in accordance with its prior Investment Advisory Agreement as of December 31, 2017 and 2018 , respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Finally, the Company believes excluding the impact of the retroactive adjustment to the weighted average shares calculation due the rights offering and the resulting impact on per share data is useful for investors as it presents per share financial data that is consistent with what was previously reported. Although these non-GAAP financial measures are intended to enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. Refer to slide ‘Summary of Quarterly Results’ for a reconciliation to the nearest GAAP measures. 2. Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired. Endnotes – Non-GAAP Financial Measures 26